Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form F-3, File Nos. 333-231716, 333-231716-01, 333-231716-02) of PartnerRe Ltd. and in the related Prospectus of our reports dated February 25, 2021, with respect to the consolidated financial statements of PartnerRe Ltd., included in this Annual Report (Form 20-F) for the year ended December 31, 2020, and the financial statements schedules of PartnerRe Ltd. included therein, filed with the Securities and Exchange Commission.
Hamilton, Bermuda
February 25, 2021